Exhibit 99.1

Awaysis Capital, Inc. to Participate in Upcoming EF Hutton Annual Global Investor Conference on May 15, 2024, in New York City

Miramar, Florida, April 4, 2024 — Awaysis Capital, Inc. (OTCMARKETS: AWCA) is pleased to announce that it will participate in the EF Hutton Annual Global Conference, allowing Awaysis to present its story to an extensive network of interested parties and members of the press.

EF Hutton Annual Global Conference

●	Date: May 15, 2024
●	Where: The Plaza Hotel, New York, USA
●	Participants: Michael Singh, Chairman and CEO and Dr Andrew Trumbach, CFO & President

Awaysis is available for one-on-one and group meetings throughout the conference. For more information about the conference or to schedule a meeting, please contact your EF Hutton representative for the specific conference or Andrew@awaysiscapital.com.

About EF Hutton

EF Hutton is a global full-service investment bank headquartered in New York, NY. EF Hutton is a division of Kingswood US, a subsidiary of Kingswood Holdings Limited (AIM: KWG). EF Hutton’s experienced, industry agnostic investment banking team provides strategic advice and financing solutions to middle market and emerging growth companies around the world.

About Awaysis Capital, Inc.

Increased global trends towards “work from home” opportunities have impacted both residency and travel. We believe that more people are seeking comfortable and convenient places to travel, visit, and live for extended durations. We seek to capitalize on these trends by transforming residential/resort properties in desirable locations into convenient enclaves that facilitate this type of travel or residency. We define an enclave as a gated community that has all the amenities that will allow a person to live, work and play without having to leave the community.

To learn more, visit www.awaysiscapital.com

Forward-Looking Statements

Statements in this press release that are not historical fact may be deemed forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “would” or “continue” or the negative of these terms or other similar expressions. Although Awaysis believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, they involve numerous risks and uncertainties and Awaysis is unable to give any assurance that its expectations will be attained. Factors or events that could cause actual results to differ may emerge, and it is not possible to predict all of them. Awaysis’ assumptions used for the purposes of the forward-looking statements represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. Such forward-looking statements involve assumptions, known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance or our achievements, or industry results, to differ materially from historical results, any future results, or performance or achievements expressed or implied by such forward-looking statements. There are a number of risks and uncertainties that could cause Awaysis’ actual results to differ materially from the forward-looking statements contained in this press release, which are set forth in certain of our filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, except as may be required by law.